Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated January 14, 2004 accompanying the consolidated financial statements of Lakeland Bancorp, Inc. and its subsidiaries appearing in the 2003 Annual Report of the Company to its shareholders and included in Form 10-K for the year ended December 31, 2003 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania

July 21, 2004